UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2007

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

Disposition of Empagio

On May 25, 2007, the registrant, Halo Technology Holdings, Inc. (the "Company" or "Halo") completed the transactions contemplated by that certain Asset Purchase Agreement (the "Empagio Purchase Agreement") entered into with Empagio Acquisition LLC (the "Buyer") and the Company’s subsidiary, Empagio, Inc. (the "Seller" or "Empagio") dated May 17, 2007.

Pursuant to this agreement, the Company caused Empagio to sell its assets to the Buyer, in exchange for a purchase price consisting of $16 million, plus certain Contingent Payments and assumption of Empagio’s business liabilities. The cash portion of the purchase price consists of the following: (i) $250,000 was paid as a deposit upon the execution of the Empagio Purchase Agreement; (ii) $13,227,160 was paid upon Closing ($13,500,000 less the Working Capital Underage); (iii) $250,000 was held in escrow pending resolution of any working capital determinations after the Closing, and (iv) $2 million in Deferred Payments (which shall bear interest of LIBOR plus 4%) to be paid $1 million on September 30, 2008, and the remaining $1 million on June 30, 2009. The Contingent Payments consist of ten percent of the proceeds of any sale of the Buyer, to the extent such proceeds exceed $1 million, provided that the sale of the Buyer occurs in the next five years. Accordingly, the Company disposed of a significant amount of assets, the assets and business of its Empagio subsidiary.

A copy of the Empagio Purchase Agreement was attached as Exhibit 10.146 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on May 21, 2007, and is incorporated herein by reference. Capitalized terms used in this Item of this Current Report and not otherwise defined have the meanings set forth in the Empagio Purchase Agreement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As described above in Item 2.01, on May 25, 2007, the Company caused its Empagio subsidiary to sell its assets. Pursuant to that certain Credit Agreement (as amended, the "Credit Agreement") dated August 2, 2005 between the Company, the Subsidiaries of the Company and Fortress Credit Corp. ("Fortress"), the Company became obligated to make a mandatory prepayment of outstanding principal on the Loan under the Credit Agreement. The Company satisfied this obligation by making the payments described in that certain Amendment Agreement No. 4 ("Amendment No. 4") between the Company and Fortress relating to the Credit Agreement.

Pursuant to Amendment No. 4, (i) the Company paid Fortress $250,000 which it had received as a deposit from the Empagio purchaser on May 17, 2007, (ii) the Company paid to Fortress, simultaneously with the closing of the sale of Empagio, $12,500,000, and (iii) the Company agreed to pay, on July 31, 2007, an additional $250,000. This total of $12,750,000 in payments which have been made to Fortress was applied (i) first, to the payment of outstanding fees and fees incurred in connection with Amendment No. 4, which fees totaled $400,000, and (ii) second, the remaining $12,350,000 to reduce the principal amount of the Loan under the Credit Agreement. The final $250,000 due to Fotress on July 31, 2007 will also be applied to reduce the outstanding principal balance of the Loan.

A copy of Amendment No. 4 was attached as Exhibit 10.147 to the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2007, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial information of the Company is submitted at the end of this Current Report on Form 8-K, and is filed herewith and incorporated herein by reference:

Pro Forma Financial Information:

Halo Technology Holdings, Inc. Pro Forma Consolidated Condensed Balance Sheet March 31, 2007 (Unaudited)

Halo Technology Holdings, Inc. Pro Forma Consolidated Condensed Statements of Operations year ended June 30, 2006 (Unaudited)

Halo Technology Holdings, Inc. Pro Forma Consolidated Condensed Statements of Operations nine months ended March 31, 2007 (Unaudited)

(d)

Exhibit No. Description
99.1 Pro Forma Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

June 1, 2007	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Pro Forma Financial Information